Exhibit 10.4

VACCINEX, INC.

2011 EMPLOYEE EQUITY PLAN

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SECTION 11 STOCK GRANTS		9

SECTION 12 NONTRANSFERABILITY		10

SECTION 13 SECURITIES REGISTRATION AND RESTRICTIONS		11

13.1.	Investment Representation	11
13.2.	Registration or Qualification of Shares	11

SECTION 14 LIFE OF PLAN		11

SECTION 15 ADJUSTMENT		11

15.1.	Adjustment	11
15.2.	Fractional Shares	12

SECTION 16 CHANGE IN CONTROL		12

16.1.	Effect of Change in Control on Awards	12
16.2.	Federal Excise Tax Under Section 4999 of the Code	14

SECTION 17 AMENDMENT OR TERMINATION		14

SECTION 18 MISCELLANEOUS		14

18.1.	Company Right to Redeem Options	14
18.2.	Stockholder Rights	14
18.3.	No Contract of Employment	15
18.4.	Stockholder Agreement	15
18.5.	Withholding	15
18.6.	Application of Proceeds	15
18.7.	Liability of Company	15
18.8.	Construction	15
18.9.	Rule 16b-3	15
18.10.	Loans	16
18.11.	Provision for Income Taxes	16

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SECTION 1

PURPOSE

The purpose of this Plan is to promote the interests of Vaccinex and its related companies by providing for the grant of Options and Stock Appreciation Rights and for Stock Grants to Key Employees and Directors in order (a) to encourage a sense of proprietorship on the part of Key Employees and Directors who will be largely responsible for the continued growth of Vaccinex, (b) to furnish such Key Employees and Directors with further incentive to develop and promote the business and financial success of Vaccinex, and (c) to induce such Key Employees and Directors to continue in the service of Vaccinex, by providing a means by which such selected individuals may purchase stock in Vaccinex.

SECTION 2

DEFINITIONS

Each term set forth in this Section 2 has the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular includes the plural and the plural includes the singular.

2.1. “Affiliate” — means any organization (other than a Subsidiary) that would be treated as under common control with Vaccinex under Section 414(b) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under Section 414(b) of the Code.

2.2. “Board” — means the Board of Directors of Vaccinex.

2.3. “Code” — means the Internal Revenue Code of 1986, as amended.

2.4. “Change in Control” — means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) any 1934 Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other 1934 Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (ii) solely because the level of ownership held by any 1934 Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(b) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(c) the complete dissolution or liquidation of the Company;

(d) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(e) individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board).

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Key Employee or Director shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

2.5. “Committee” — means a committee of the Board (whether an Executive Committee, Compensation Committee, Stock Option Committee or other committee designated by the Board) appointed to administer this Plan, each member of which shall: (a) be appointed by and shall serve at the pleasure of the Board; provided that if Vaccinex becomes subject to Rule 16 of the 1934 Act and a publicly held corporation (as defined in Section 162(m) of the Code), such committee thereafter shall have at least 2 members, each of whom shall come within the definition of “non-employee director” under Rule 16b-3 and “outside director” under Section 162(m) of the Code; and (b) comply with the applicable requirements of the exchange upon which the Stock is traded.

2.6. “Director” — means any member of the Board who is not an employee of Vaccinex or a Parent or Subsidiary.

2.7. “Fair Market Value” — means as of any date (a) the price that the Committee acting in good faith and consistent with the requirements of Sections 422 and 409A of the Code for ISOs, and consistent with the requirements of Section 409A of the Code for NQOs and Stock Appreciation Rights, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts; provided, however, if the Stock is publicly traded on such date, “Fair Market Value” means (b) the closing price on such date for a share of Stock as reported on the exchange upon which the shares of Stock are traded, or, if there is no such reported sale price of shares on the exchange on such date, then (c) such closing price as so reported in accordance with Section 2.7(b) for the last previous day on which a sale price was reported on the exchange, or such other value as determined by the Committee in accordance with applicable law.

2.8. “ISO” — means an Option granted under this Plan to purchase Stock that is intended to satisfy the requirements of Section 422 of the Code.

2.9. “Key Employee” — means an employee of Vaccinex or any Parent, Subsidiary or Affiliate, or a non-employee consultant or advisor retained by Vaccinex or any Parent, Subsidiary or Affiliate, designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is a key directly or indirectly to the success of Vaccinex.

2.10. “1933 Act” — means the Securities Act of 1933, as amended.

2.11. “1934 Act” — means the Securities Exchange Act of 1934, as amended.

2.12. “1934 Act Person” — means any natural person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), except that “1934 Act Person” shall not include (i) the Company or any Affiliate of the Company, (ii) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

2.13. “NQO” — means an Option granted under this Plan to purchase Stock that by its terms provides that it will not be treated as an ISO or that fails to satisfy the requirements of Section 422 of the Code.

2.14. “Option” — means an ISO or a NQO.

2.15. “Option Agreement” — means the written agreement or instrument that sets forth the terms of an Option granted to a Key Employee or Director under this Plan.

2.16. “Option Price” — means the price payable to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.17. “Parent” — means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) of Vaccinex.

2.18. “Plan” — means this Vaccinex, Inc. 2011 Employee Equity Plan, as amended from time to time.

2.19. “SAR Value” — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under Section 10.

2.20. “Stock” — means the $ 0.0001 par value Common Stock of Vaccinex.

2.21. “Stock Appreciation Right” — means a right to receive the appreciation in a share of Stock which is granted under Section 10.

2.22. “Stock Appreciation Right Certificate” — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.23. “Stock Grant” — means Stock granted under Section 11.

2.24. “Stock Grant Certificate” — means the written agreement which sets forth the terms and conditions of a Stock Grant.

2.25. “Subsidiary” — means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of Vaccinex.

2.26. “Ten Percent Shareholder” — means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of any of Vaccinex, a Parent or a Subsidiary.

2.27. “Vaccinex” — means Vaccinex, Inc. a Delaware corporation, and any successor to such corporation.

SECTION 3

SHARES RESERVED UNDER PLAN

There shall (subject to Section 15) be 97,270 shares of Stock reserved for use under this Plan, and no more than such number of shares shall (subject to Section 15) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved to the extent that Vaccinex deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by Vaccinex. Any shares of Stock subject to an Option or Stock Grant that remain unissued after the cancellation, expiration or exchange of such Option or Stock

Grant for another Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan, but any shares of Stock used to satisfy a withholding obligation shall not again be available for use under this Plan. If shares of Stock are tendered to Vaccinex in satisfaction of any condition to a Stock Grant, such shares thereafter shall become available for issuance under this Plan and shall be treated the same as any other shares available for issuance under this Plan. Finally, shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Option, Stock Appreciation Right or Stock Grant that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of a Stock Appreciation Right, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the Option Price of an Option is paid by tender to Vaccinex, or attestation to the ownership, of shares of Stock owned by the Key Employee or Director, or by withholding shares of Stock otherwise issuable to the Key Employee or Director in connection with the exercise of the Option, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

SECTION 4

EFFECTIVE DATE

The effective date of this Plan shall be the date the Plan is adopted by the Board, provided Vaccinex’s stockholders approve the establishment of this Plan within 12 months before or after such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such stockholder approval automatically shall be granted subject to such approval. If there is no such approval by the stockholders of Vaccinex, the grant of any Options, Stock Appreciation Rights or Stock Grants under this Plan shall be null and void.

SECTION 5

ADMINISTRATION

This Plan shall be administered by the Committee. If at any time the Board shall have not appointed a Committee to administer the Plan, the Board shall administer the Plan (and any reference in the Plan to the Committee shall mean a reference to the Board.) The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to:

(a) select the Key Employees and Directors to receive Options, Stock Appreciation Rights or Stock Grants;

(b) determine whether to grant an Option, Stock Appreciation Right or Stock Grant to any particular Key Employee or Director;

(c) determine the number of shares of Stock to be covered by each Option, Stock Appreciation Right or Stock Grant;

(d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Option, Stock Appreciation Right or Stock Grant;

(e) determine whether, to what extent and under what circumstances Options and Stock Appreciation Rights may be settled in cash, shares of Stock or other property;

(f) determine whether, to what extent and under what circumstances any Option, Stock Appreciation Right or Stock Grant shall be canceled or suspended;

(g) interpret and administer the Plan and any Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate;

(h) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

(i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(j) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The decisions and actions of the Committee shall be final and binding on Vaccinex, on each affected Key Employee and Director and on each other person directly or indirectly affected by such action.

SECTION 6

ELIGIBILITY AND GRANT CAPS

Key Employees and Directors shall be eligible for the grant of NQ0s or Stock Appreciation Rights or Stock Grants under this Plan. Only Key Employees who are current employees of Vaccinex or a Parent or Subsidiary shall be eligible for the grant of ISOs under this Plan. If Vaccinex becomes a publicly held corporation (as defined in Section 162(m) of the Code), no Key Employee in any calendar year thereafter who is, or could be a covered employee for purposes of Section 162(m) of the Code, as determined by the Committee in its sole discretion, shall be granted an Option to purchase (subject to Section 15) more than 97,270 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to Section 15) more than 97,270 shares of Stock.

SECTION 7

GRANT OF OPTIONS

7.1. Grant. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for the cancellation of outstanding Options that have a higher or lower Option Price in a manner that complies with Section 409A of the Code. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall

(a) specify whether the Option is an ISO or NQO, and

(b) set forth such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including (without limitation) a limitation on the number of shares subject to the Option which first become exercisable during any particular period.

If the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the NQO.

7.2. $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the shares of Stock subject to the Option (determined as of the date of grant of the Option) and any other incentive stock options granted to a Key Employee under this Plan and under any other stock option plan adopted by Vaccinex, a Parent or a Subsidiary that first become exercisable in any calendar year exceeds $100,000 or such other dollar limit as is specified by Section 422(d) of the Code. The Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.

SECTION 8

OPTION PRICE

The Option Price for each share of Stock subject to an Option shall be set by the Committee at the time the Option is granted, but such price shall not be set at less than the Fair Market Value of a share of Stock on the date the Option is granted. If the Option is an ISO and is granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date the ISO is granted. The Option Price shall be payable in full upon the exercise of any Option. Unless otherwise provided in an Option Agreement, full payment of the Option Price shall be made at the time of exercise and shall be made: (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) with the consent of the Committee, by tendering previously acquired shares of Stock, (c) with the consent of the Committee, by withholding shares of Stock otherwise issuable in connection with the exercise of the Option, (d) if the shares of Stock are publicly traded on an exchange, by means of a broker-assisted sale, (e) through any other method specified in an Option Agreement, or (f) any combination of any of the foregoing. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock as of the date the properly endorsed certificate for such Stock is delivered to the Company. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.

SECTION 9

EXERCISE PERIOD

Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable on or after the earlier of

(a) the date that is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(b) the date that is the tenth anniversary of the date the Option is granted, if the Option is a NQO or if the Option is an ISO and is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Agreement may provide for the exercise of an Option after the employment of a Key Employee or the service of a Director has terminated for any reason whatsoever, including death or disability; provided, however, to the extent an ISO remains or becomes exercisable on or after the last day of the three-consecutive-month period that immediately follows the last day of a Key Employee’s continuous period of employment by Vaccinex, a Parent or a Subsidiary (other than as a result of death or total and permanent disability (within the meaning of Section 22(e)(3) of the Code)), the Option after such date no longer will qualify for any special income tax benefits under Section 422 of the Code. If a Key Employee terminates employment due to total and permanent disability, then to the extent an ISO remains or becomes exercisable on or after the last day of the one-year period that immediately follows the last day of the Key Employee’s continuous period of employment by Vaccinex, a Parent or a Subsidiary, the Option after such date no longer will qualify for any special income tax benefits under Section 422 of the Code. For purposes of this Section 9 in the case of an ISO, an employment relationship will be treated as continuing during the period while a Key Employee is on military duty, sick leave or other bona fide leave of absence (as determined by the Committee) if the period of such leave does not exceed three months, or, if longer, so long as a statute or contract guarantees the Key Employee’s right to re-employment with Vaccinex, a Parent or a Subsidiary.

SECTION 10

STOCK APPRECIATION RIGHTS

The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees or Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Agreement for the related Option.

(a) Terms and Conditions.

(i) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(ii) Option Agreement. If a Stock Appreciation Right is evidenced by an Option Agreement, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Agreement shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Agreement shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(iii) Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from Vaccinex in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.

SECTION 11

STOCK GRANTS

The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

(a) Conditions.

(i) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Vaccinex pending the satisfaction of the forfeiture conditions, if any, under Section 1 1(a)(ii) for the related Stock Grant.

(ii) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under Section 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such forfeiture.

(iii) Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, Vaccinex shall pay such cash dividend directly to such Key Employee or Director. Unless the Stock Grant Certificate provides otherwise, if a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or a Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or a Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

(iv) Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

SECTION 12

NONTRANSFERABILITY

No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during the lifetime of a Key Employee or Director only by such Key Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director under this Plan.

SECTION 13

SECURITIES REGISTRATION AND RESTRICTIONS

13.1. Investment Representation. As a condition to the receipt of shares of Stock under this Plan, a Key Employee or a Director shall, if so requested by Vaccinex, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Vaccinex, shall deliver to Vaccinex a written statement satisfactory to Vaccinex to that effect. Furthermore, if so requested by Vaccinex, a Key Employee or Director shall make a written representation to Vaccinex that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Vaccinex an opinion in form and substance satisfactory to Vaccinex of legal counsel satisfactory to Vaccinex that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may, at the discretion of Vaccinex, bear a legend to the effect that the Key Employee or Director agrees to hold such Stock for investment and not with a view to resale or distribution to the public and that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Vaccinex of legal counsel satisfactory to Vaccinex that such registration is not required.

13.2. Registration or Qualification of Shares. If the Committee, in its sole discretion, determines that registration or qualification of shares is necessary or desirable, Vaccinex shall, at its expense, take such action as may be required to effect such registration or qualification. However, the Committee is under no obligation to effect any such registration or qualification.

SECTION 14

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of the tenth anniversary of the effective date of this Plan (as determined under Section 4), in which event this Plan shall continue in effect thereafter until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable.

SECTION 15

ADJUSTMENT

15.1. Adjustment. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, the annual grant caps described in Section 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Vaccinex resulting from a stock dividend or stock split. The Committee as part of any corporate transaction described in Section 424(a) of the Code, including, without limitation, stock dividends or stock splits, shall adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 and the annual grant caps described in Section 6. Furthermore, the Committee as part of any such corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code without regard to the annual grant caps described in Section 6) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

15.2. Fractional Shares. If any adjustment under this Section 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 15 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in “the number of shares of Stock reserved under Section 3” within the meaning of Section 17.

SECTION 16

CHANGE IN CONTROL

16.1. Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A of the Code, if and to the extent applicable, upon a Change in Control of the Company the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. The Committee may, in its discretion, provide in any Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Option, Stock Appreciation Right or Stock Grant or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Key Employee’s or Director’s employment or service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Key Employee or Director, either assume or continue the Company’s rights and obligations under each or any Option, Stock Appreciation Right or Stock Grant or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Option, Stock Appreciation Right or Stock Grant or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee, in its discretion, an Option, Stock Appreciation Right or Stock Grant denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Option, Stock Appreciation Right or Stock Grant confers the right to receive, subject to the terms and conditions of the Plan and the applicable Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate, for each share of Stock subject to the Option, Stock Appreciation Right or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Option, Stock Appreciation Right or Stock Grant, for each share of Stock subject to the Option, Stock Appreciation Right or Stock Grant, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Option, Stock Appreciation Right or Stock Grant or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Awards. The Committee may, in its discretion and without the consent of any Key Employee or Director, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised shall be canceled in exchange for a payment with respect to each vested share of Stock (and each unvested share of Stock, if so determined by the Committee) subject to such canceled Option or Stock Appreciation Right in: (A) cash, (B) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (C) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the Option Price or SAR Value per share under such Option or Stock Appreciation Right. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Key Employee or Directors in respect of the vested portions of their canceled Options or Stock Appreciation Rights as soon as practicable following the date of the Change in Control, but no later than 90 days thereafter.

16.2. Federal Excise Tax Under Section 4999 of the Code. In the event that any acceleration of vesting pursuant to an Option, Stock Appreciation Right or Stock Grant and any other payment or benefit received or to be received by a Key Employee or Director would subject the Key Employee or Director to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Key Employee or Director may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Option, Stock Appreciation Right or Stock Grant in order to avoid such characterization.

SECTION 17

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no amendment shall be made absent the approval of the stockholders of Vaccinex to the extent such approval is required under Section 422 of the Code (a) to increase the number of shares of Stock reserved under Section 3 which can be issued upon the exercise of ISOs or (b) to change the class of employees eligible for Options which are ISOs. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination in a manner that will adversely affect such Option, Stock Appreciation Right or Stock Grant unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of Vaccinex or a transaction described in Section 15.

SECTION 18

MISCELLANEOUS

18.1. Company Right to Redeem Options. Every vested Option shall be redeemable, in whole or in part, by Vaccinex at any time, in its discretion. The purchase price for any Option redeemed by Vaccinex shall be the Fair Market Value of the shares of Stock subject to the Option, less the Option Price for the shares of Stock. The purchase price, less any amount of federal and states taxes attributable to the redemption shall be paid to Key Employee or Director in cash or in Stock, or in any combination of the foregoing, as determined in the absolute discretion of the Committee.

18.2. Stockholder Rights. No Key Employee or Director shall have any rights as a stockholder of Vaccinex as a result of the grant of an Option or Stock Appreciation Right to him or to her or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. Subject to Section 11(a)(iii), a Key Employee’s or a Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

18.3. No Contract of Employment. The grant of an Option or Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or services as a Director in addition to those rights, if any, expressly set forth in the Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate.

18.4. Stockholder Agreement. Vaccinex shall have the right to require a Key Employee or Director to enter into such employment, stockholder, buy-sell, right of first refusal or other agreement or agreements that Vaccinex deems appropriate under the circumstances as a condition to the grant or to the exercise of any Option or Stock Appreciation Right or as a condition to a Stock Grant or the issuance of Stock subject to a Stock Grant.

18.5. Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Stock subject to such Stock Grant. The Committee also shall have the right to provide in an Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate that a Key Employee may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock (up to the Key Employee’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) actually transferred to him or to her under this Plan.

18.6. Application of Proceeds. The proceeds of the sale of shares of Stock by Vaccinex under this Plan will constitute general funds of Vaccinex and may be used for any purpose.

18.7. Liability of Company. Vaccinex, any Parent or any Subsidiary, shall not be liable to a Key Employee or Director as to:

(a) Non-Issuance of Shares. The non-issuance or sale of shares of Stock as to which Vaccinex has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel of Vaccinex to be necessary to the lawful issuance and sale of any shares hereunder.

(b) Tax Consequences. Any tax consequences expected but not realized by any Key Person or Director due to the exercise of any Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant.

18.8. Construction. This Plan shall be construed under the laws of the State of Delaware. The headings in this Plan are for convenience of reference purposes only. All references to sections are to sections of this Plan unless otherwise indicated.

18.9. Rule 16b-3. The Committee shall have the right to amend any Option, Stock Appreciation Right or Stock Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

18.10. Loans. If approved by the Committee, Vaccinex may lend money to, or guarantee loans made by a third party to, any Key Employee or Director to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

18.11. Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct Vaccinex to pay a cash bonus (or to provide in the terms of an Option Agreement, Stock Appreciation Right Certificate or Stock Grant Certificate for Vaccinex to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

IN WITNESS WHEREOF, Vaccinex has caused its duly authorized officer to execute this Plan this 14 day of Dec. 2011, to evidence its adoption of this Plan.

VACCINEX, INC.

By:	/s/ Maurice Zauderer
Name:	Maurice Zauderer
Title:	President